Exhibit 99.1

TransDigm Group Reports Fiscal 2026 Fourth Quarter and Year-End Results

Cleveland, Ohio, November 10, 2026/PRNewswire/ -- TransDigm Group Incorporated (NYSE: TDG), a leading global designer, producer and supplier of highly engineered aircraft components, today reported results for the fourth quarter ended September 30, 2026.
Fourth quarter highlights include:
•Net sales of $2,988 million, up 23% from $2,437 million in the prior year's quarter;
•Earnings per share of $10.33, up 33% from $7.75 in the prior year's quarter;
•EBITDA As Defined of $1,583 million, up 20% from $1,320 million in the prior year's quarter; and
•Adjusted earnings per share of $12.44, up 15% from $10.82 in the prior year's quarter.
Quarter-to-Date Results
Net sales for the quarter increased 23%, or $551 million, to $2,988 million from $2,437 million in the comparable quarter a year ago. Organic sales growth as a percentage of net sales was 14%.
Net income for the quarter was $586 million, a decrease of $23 million, or 4%, compared to $609 million in the comparable quarter a year ago. The decrease in net income primarily reflects higher interest expense as a result of the increase in TransDigm's year-over-year gross debt balance and higher tax expense. The decrease was offset by the increase in net sales as described above and the application of our operating strategy.
Adjusted net income for the quarter increased 12% to $706 million, or $12.44 per share, from $629 million, or $10.82 per share, in the comparable quarter a year ago.
EBITDA for the quarter increased 13% to $1,436 million from $1,269 million for the comparable quarter a year ago. EBITDA As Defined for the quarter increased 20% to $1,583 million compared with $1,320 million in the comparable quarter a year ago. EBITDA As Defined as a percentage of net sales for the quarter was 53.0%, which included approximately two percentage points of dilution from recent acquisitions, compared with 54.2% in the comparable quarter a year ago.
Acquisition Activity
As previously announced on September 28, 2026, TransDigm completed the acquisition of Prince & Izant ("P&I") for approximately $1.07 billion in cash, including certain tax benefits. P&I is a global designer and manufacturer of highly engineered brazing alloys and specialty metal components used across a range of advanced performance and high cost-of-failure applications. P&I primarily supports the aerospace and defense, aeroderivative turbine, and transportation end markets. Additionally, but to a lesser degree, P&I serves the medical and general industrial end markets.

Financing Activity
During the quarter, on September 28, 2026, TransDigm successfully completed a private offering of $3.0 billion of new 6.75% Senior Secured Notes maturing January 2035. TransDigm used the net proceeds of the offering of the 2035 Senior Secured Notes to repurchase approximately $1.8 billion of its $2.1 billion outstanding 6.75% Senior Secured Notes due 2028 pursuant to a concurrent tender offer, and for general corporate purposes.
Share Repurchase Activity
During the fourth quarter of fiscal 2026, TransDigm returned $943 million to shareholders through share repurchases totaling 820 thousand shares of its common stock at an average price per share of $1,150. For the full 2026 fiscal year, TransDigm returned $2.8 billion to shareholders through share repurchases totaling 2.3 million shares of its common stock at an average price per share of $1,187.
Year-to-Date Results
Fiscal 2026 net sales increased 20%, or $1,726 million, to $10,557 million from $8,831 million in the comparable period a year ago. Organic sales growth as a percentage of net sales for fiscal 2026 was 11%, and 13% excluding non-aerospace sales.
Fiscal 2026 net income increased $34 million, or 2%, to $2,108 million from $2,074 million in the comparable period a year ago. The increase in net income primarily reflects the increase in net sales described above and the application of our value-driven operating strategy. The increase was offset by higher selling and administrative expenses and higher interest expense.
GAAP earnings per share were reduced in fiscal 2026 and 2025 by $1.03 per share and $3.58 per share, respectively, as a result of dividend equivalent payments made during each year. As a reminder, GAAP earnings per share are reduced when TransDigm makes dividend equivalent payments pursuant to its stock option plans. These dividend equivalent payments are made during TransDigm's first fiscal quarter each year and also upon payment of any special dividends.
Fiscal 2026 adjusted net income increased 10% to $2,383 million, or $41.35 per share, from $2,171 million, or $37.33 per share, in fiscal 2025.
Fiscal 2026 EBITDA increased 14% to $5,217 million from $4,568 million in fiscal 2025. EBITDA As Defined for fiscal 2026 increased 17% to $5,563 million compared with $4,760 million in fiscal 2025. EBITDA As Defined as a percentage of net sales for fiscal 2026 was 52.7% compared with 53.9% in fiscal 2025.
"We are pleased with our team's performance and the overall operating results for both the fourth quarter and the full fiscal year," stated Mike Lisman, TransDigm Group's Chief Executive Officer. "Our fourth quarter results exceeded the high end of our most recent guidance for both revenue and EBITDA As Defined. Our EBITDA As Defined margin for the year ended at 52.7% which includes approximately two percentage points of dilution related to recent acquisitions.
Fiscal 2026 was a very successful year for TransDigm with over $7 billion in capital deployed through a combination of M&A and share repurchases. We invested approximately $4.4 billion in acquisitions including Simmonds Precision Products, Jet Parts Engineering, Victor Sierra Aviation, Prince & Izant, and twelve bolt-on acquisitions at the Operating Unit level. Fiscal 2026 was also a record year for share repurchases totaling approximately $2.8 billion.

We enter fiscal 2027 with significant liquidity and the financial flexibility to pursue additional M&A and other capital deployment opportunities."
Please see the attached tables for a reconciliation of net income to EBITDA, EBITDA As Defined, and adjusted net income; a reconciliation of net cash provided by operating activities to EBITDA and EBITDA As Defined; and a reconciliation of earnings per share to adjusted earnings per share for the periods discussed in this press release.
Fiscal 2027 Outlook
Mr. Lisman stated, "We are issuing full year fiscal 2027 guidance today, which reflects our current expectations for the year. We are well-positioned for continued growth as we head into our fiscal 2027 across all three of our primary end markets."
TransDigm is issuing fiscal 2027 financial guidance to be as follows:
•Net sales are anticipated to be in the range of $11,950 million to $12,150 million compared with $10,557 million in fiscal 2026, an increase of 14% at the midpoint;
•Net income is anticipated to be in the range of $2,442 million to $2,490 million compared with $2,108 million in fiscal 2026, an increase of 17% at the midpoint;
•Earnings per share is expected to be in the range of $42.06 to $42.91 per share based upon weighted average shares outstanding of 56.7 million shares, compared with $35.51 per share in fiscal 2026, which is an increase of 20% at the midpoint;
•EBITDA As Defined is anticipated to be in the range of $6,195 million to $6,345 million compared with $5,563 million in fiscal 2026, an increase of 13% at the midpoint (corresponding to an EBITDA As Defined margin guide of approximately 52.0% for fiscal 2027);
•Adjusted earnings per share is expected to be in the range of $47.09 to $47.94 per share compared with $41.35 per share in fiscal 2026, an increase of 15% at the midpoint compared to prior year; and
•Fiscal 2027 outlook is based on the following market growth assumptions:
◦Commercial OEM revenue growth in the high single-digit to low double-digit percentage range;
◦Commercial aftermarket revenue growth in the high single-digit percentage range; and
◦Defense revenue growth in the high single-digit percentage range.
Please see the attached Table 6 for a reconciliation of EBITDA, EBITDA As Defined to net income and reported earnings per share to adjusted earnings per share guidance midpoint estimated for the fiscal year ending September 30, 2027.

Earnings Conference Call
TransDigm Group will host a conference call for investors and security analysts on November 10, 2026, beginning at 10:00 a.m., Eastern Time. To join the call telephonically, please register for the call at https://register-conf.media-server.com/register/BIa5c407f28e03447185336ae3d9866c08. Once registered, participants will receive the dial-in information and a unique pin to access the call. The dial-in information and unique pin will be sent to the email used to register for the call. The unique pin is exclusive to the registrant and can only be used by one person at a time. A live audio webcast of the call can also be accessed online at https://www.transdigm.com. A slide presentation will also be available for reference during the conference call; go to the investor relations page of our website and click on “Presentations.”
The call will be archived on the website and available for replay at approximately 2:00 p.m., Eastern Time.

About TransDigm Group
TransDigm Group, through its wholly-owned subsidiaries, is a leading global designer, producer and supplier of highly engineered aircraft components for use on nearly all commercial and military aircraft in service today. Major product offerings, substantially all of which are ultimately provided to end-users in the aerospace industry, include mechanical/electro-mechanical actuators and controls, ignition systems and engine technology, specialized pumps and valves, power conditioning devices, specialized AC/DC electric motors and generators, batteries and chargers, engineered latching and locking devices, engineered rods, engineered connectors and elastomer sealing solutions, databus and power controls, cockpit security components and systems, specialized and advanced cockpit displays, engineered audio, radio and antenna systems, specialized lavatory components, seat belts and safety restraints, engineered and customized interior surfaces and related components, advanced sensor products, switches and relay panels, thermal protection and insulation, lighting and control technology, parachutes, high performance hoists, winches and lifting devices, cargo loading, handling and delivery systems, brazing alloys and specialty metal components, specialized flight, wind tunnel and jet engine testing services and equipment, electronic components used in the generation, amplification, transmission and reception of microwave signals, and complex testing and instrumentation solutions.
Non-GAAP Supplemental Information
EBITDA, EBITDA As Defined, EBITDA As Defined margin, adjusted net income and adjusted earnings per share are non-GAAP financial measures presented in this press release as supplemental disclosures to net income and reported results. TransDigm Group defines EBITDA as earnings before interest, taxes, depreciation and amortization and defines EBITDA As Defined as EBITDA plus certain non-operating items recorded as corporate expenses, including non-cash compensation charges incurred in connection with TransDigm Group's stock option or deferred compensation plans, foreign currency gains and losses, acquisition-integration costs, acquisition transaction-related expenses, and refinancing costs. Acquisition transaction and integration-related expenses represent costs incurred to integrate acquired businesses into our operations; facility relocation costs and other acquisition-related costs; transaction and valuation-related costs for acquisitions comprising deal fees, legal, financial and tax due diligence expenses; and amortization expense of inventory step-up recorded in connection with the purchase accounting of acquired businesses. TransDigm Group defines adjusted net income as net income plus purchase accounting backlog amortization expense, effects from the sale of businesses, non-cash compensation charges incurred in connection with TransDigm Group's stock option or deferred compensation plans, foreign currency gains and losses, acquisition-integration costs, acquisition transaction-related expenses, and refinancing costs. EBITDA As Defined margin represents EBITDA As Defined as a percentage of net sales. TransDigm Group defines adjusted diluted earnings per share as adjusted net income divided by the total outstanding shares for basic and diluted earnings per share. For more information regarding the computation of EBITDA, EBITDA As Defined, adjusted net income and adjusted earnings per share, please see the attached financial tables.

TransDigm Group presents these non-GAAP financial measures because it believes that they are useful indicators of its operating performance. TransDigm Group believes that EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties to measure operating performance among companies with different capital structures, effective tax rates and tax attributes, capitalized asset values and employee compensation structures, all of which can vary substantially from company to company. In addition, analysts, rating agencies and others use EBITDA to evaluate a company’s ability to incur and service debt. EBITDA As Defined is used to measure TransDigm Inc.’s compliance with the financial covenant contained in its credit facility. TransDigm Group’s management also uses EBITDA As Defined to review and assess its operating performance, to prepare its annual budget and financial projections and to review and evaluate its management team in connection with employee incentive programs. Moreover, TransDigm Group’s management uses EBITDA As Defined to evaluate acquisitions and as a liquidity measure. In addition, TransDigm Group’s management uses adjusted net income as a measure of comparable operating performance between time periods and among companies as it is reflective of changes in pricing decisions, cost controls and other factors that affect operating performance.
None of EBITDA, EBITDA As Defined, EBITDA As Defined margin, adjusted net income or adjusted earnings per share is a measurement of financial performance under U.S. GAAP and such financial measures should not be considered as an alternative to net income, operating income, earnings per share, cash flows from operating activities or other measures of performance determined in accordance with U.S. GAAP. In addition, TransDigm Group’s calculation of these non-GAAP financial measures may not be comparable to the calculation of similarly titled measures reported by other companies.
Although we use EBITDA and EBITDA As Defined as measures to assess the performance of our business and for the other purposes set forth above, the use of these non-GAAP financial measures as analytical tools has limitations, and you should not consider any of them in isolation, or as a substitute for analysis of our results of operations as reported in accordance with U.S. GAAP. Some of these limitations are:

•	neither EBITDA nor EBITDA As Defined reflects the significant interest expense, or the cash requirements, necessary to service interest payments on our indebtedness;

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and neither EBITDA nor EBITDA As Defined reflects any cash requirements for such replacements;

•	the omission of the substantial amortization expense associated with our intangible assets further limits the usefulness of EBITDA and EBITDA As Defined;

•	neither EBITDA nor EBITDA As Defined includes the payment of taxes, which is a necessary element of our operations; and

•	EBITDA As Defined excludes the cash expense we have incurred to integrate acquired businesses into our operations, which is a necessary element of certain of our acquisitions.

Forward-Looking Statements
Statements in this press release that are not historical facts, including statements under the heading “Fiscal 2027 Outlook,” are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “may,” “will,” “should,” “expect,” “intend,” “plan,” “predict,” “anticipate,” “estimate,” or “continue” and other words and terms of similar meaning may identify forward-looking statements.
All forward-looking statements involve risks and uncertainties that could cause TransDigm Group’s actual results to differ materially from those expressed or implied in any forward-looking statements made by, or on behalf of, TransDigm Group. These risks and uncertainties include but are not limited to: the sensitivity of our business to the number of flight hours that our customers’ planes spend aloft and our customers’ profitability, both of which are affected by general economic conditions; supply chain constraints; increases in raw material costs, taxes and labor costs that cannot be recovered in product pricing; failure to complete or successfully integrate acquisitions; our indebtedness; repurchases of common stock; current and future geopolitical or other worldwide events, including, without limitation, wars or conflicts and public health crises; cybersecurity threats; risks related to the transition or physical impacts of climate change and other natural disasters or meeting regulatory requirements; our reliance on certain customers; the United States (“U.S.”) defense budget and risks associated with being a government supplier including government audits and investigations; failure to maintain government or industry approvals; risks related to changes in laws and regulations, including increases in compliance costs and potential changes in trade policies and tariffs; potential environmental liabilities; liabilities arising in connection with litigation; risks and costs associated with our international sales and operations; and other factors. Further information regarding the important factors that could cause actual results to differ materially from projected results can be found in TransDigm Group’s most recent Annual Report on Form 10-K and other reports that TransDigm Group or its subsidiaries have filed with the Securities and Exchange Commission. Except as required by law, TransDigm Group undertakes no obligation to revise or update the forward-looking statements contained in this press release.

Contact:	Investor Relations
216-706-2945
ir@transdigm.com

TRANSDIGM GROUP INCORPORATED
CONSOLIDATED STATEMENTS OF INCOME
FOR THE THIRTEEN WEEK PERIODS AND FISCAL YEARS ENDED				Table 1
SEPTEMBER 30, 2026 AND SEPTEMBER 30, 2025
(Amounts in millions, except per share amounts)
(Unaudited)
	Thirteen Week Periods Ended		Fiscal Years Ended
	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
NET SALES	$2,988	$2,437	$10,557	$8,831
COST OF SALES	1,225	967	4,303	3,520
GROSS PROFIT	1,763	1,470	6,254	5,311
SELLING AND ADMINISTRATIVE EXPENSES	332	256	1,191	945
AMORTIZATION OF INTANGIBLE ASSETS	67	53	252	201
INCOME FROM OPERATIONS	1,364	1,161	4,811	4,165
INTEREST EXPENSE—NET	536	420	2,008	1,572
REFINANCING COSTS	27	3	28	11
OTHER EXPENSE (INCOME)	23	(14)	11	(47)
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	778	752	2,764	2,629
INCOME TAX PROVISION	192	143	656	555
NET INCOME	586	609	2,108	2,074
LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	—	1	(1)	—
NET INCOME ATTRIBUTABLE TO TD GROUP	$586	$610	$2,107	$2,074
NET INCOME APPLICABLE TO TD GROUP COMMON STOCKHOLDERS	$586	$451	$2,048	$1,866

Earnings per share attributable to TD Group common stockholders:
Earnings per share—Basic and diluted	$10.33	$7.75	$35.51	$32.08
Cash dividends declared per common share	$—	$90.00	$—	$90.00

Weighted-average shares outstanding:
Basic and diluted	56.7	58.1	57.6	58.2

TRANSDIGM GROUP INCORPORATED
SUPPLEMENTAL INFORMATION - RECONCILIATION OF
EBITDA, EBITDA AS DEFINED TO NET INCOME
FOR THE THIRTEEN WEEK PERIODS AND FISCAL YEARS ENDED				Table 2
SEPTEMBER 30, 2026 AND SEPTEMBER 30, 2025
(Amounts in millions, except per share amounts)
(Unaudited)
	Thirteen Week Periods Ended		Fiscal Years Ended
	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Net Income	$586	$609	$2,108	$2,074
Adjustments:
Depreciation and amortization expense	122	97	445	367
Interest expense-net	536	420	2,008	1,572
Income tax provision	192	143	656	555
EBITDA	1,436	1,269	5,217	4,568
Adjustments:
Acquisition transaction and integration-related expenses (1)	36	10	101	42
Non-cash stock and deferred compensation expense (2)	40	33	158	157
Refinancing costs (3)	27	3	28	11
Other, net (4)	44	5	59	(18)
Gross Adjustments to EBITDA	147	51	346	192
EBITDA As Defined	$1,583	$1,320	$5,563	$4,760
EBITDA As Defined Margin (5)	53.0%	54.2%	52.7%	53.9%

(1)
Represents costs incurred to integrate acquired businesses into our operations; facility relocation costs and other acquisition-related costs; transaction and valuation-related costs for acquisitions comprising deal fees, legal, financial and tax due diligence expenses; and amortization expense of inventory step-up recorded in connection with the purchase accounting of acquired businesses.

(2)	Represents the compensation expense recognized under our stock option plans and deferred compensation plans.

(3)	Represents costs expensed related to debt financing activities, including new issuances, extinguishments, refinancings and amendments to existing agreements.

(4)
Primarily represents foreign currency transaction gains or losses, payroll withholding taxes related to dividend equivalent payments and stock option exercises, non-service related pension costs, deferred compensation payments and other miscellaneous income or expense, such as gain on sale of business.

(5)	The EBITDA As Defined Margin represents the amount of EBITDA As Defined as a percentage of net sales.

TRANSDIGM GROUP INCORPORATED
SUPPLEMENTAL INFORMATION - RECONCILIATION OF REPORTED
EARNINGS PER SHARE TO ADJUSTED EARNINGS PER SHARE
FOR THE THIRTEEN WEEK PERIODS AND FISCAL YEARS ENDED				Table 3
SEPTEMBER 30, 2026 AND SEPTEMBER 30, 2025
(Amounts in millions, except per share amounts)
(Unaudited)
	Thirteen Week Periods Ended		Fiscal Years Ended
	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Reported Earnings Per Share
Net income	$586	$609	$2,108	$2,074
Less: Net income attributable to noncontrolling interests	—	1	(1)	—
Net income attributable to TD Group	586	610	2,107	2,074
Less: Dividends declared or paid on participating securities	—	(159)	(59)	(208)
Net income applicable to TD Group common stockholders—basic and diluted	$586	$451	$2,048	$1,866
Weighted-average shares outstanding under the two-class method
Weighted-average common shares outstanding	55.1	56.3	55.9	56.3
Vested options deemed participating securities	1.6	1.8	1.7	1.9
Total shares for basic and diluted earnings per share	56.7	58.1	57.6	58.2
Earnings per share—basic and diluted	$10.33	$7.75	$35.51	$32.08
Adjusted Earnings Per Share
Net income	$586	$609	$2,108	$2,074
Gross Adjustments to EBITDA	147	51	346	192
Purchase Accounting Backlog Amortization	5	7	27	21
Tax adjustment (1)	(32)	(38)	(98)	(116)
Adjusted net income	$706	$629	$2,383	$2,171
Adjusted diluted earnings per share under the two-class method	$12.44	$10.82	$41.35	$37.33
Diluted Earnings Per Share to Adjusted Earnings Per Share
Diluted earnings per share from net income attributable to TD Group	$10.33	$7.75	$35.51	$32.08
Adjustments to diluted earnings per share:
Inclusion of the dividend equivalent payments	—	2.75	1.03	3.58
Acquisition transaction and integration-related expenses	0.55	0.24	1.70	0.83
Non-cash stock and deferred compensation expense	0.53	0.44	2.09	2.06
Refinancing costs	0.36	0.04	0.37	0.14
Tax adjustment on income from continuing operations before taxes (1)	0.09	(0.42)	(0.11)	(1.10)
Other, net	0.58	0.02	0.76	(0.26)
Adjusted earnings per share	$12.44	$10.82	$41.35	$37.33

(1)
For the thirteen week periods and fiscal years ended September 30, 2026 and September 30, 2025, the Tax adjustment represents the tax effect of the adjustments at the applicable effective tax rate, as well as the impact on the effective tax rate when excluding the excess tax benefits on stock option exercises. Stock compensation expense is excluded from adjusted net income and therefore we have excluded the impact that the excess tax benefits on stock option exercises have on the effective tax rate for determining adjusted net income.

TRANSDIGM GROUP INCORPORATED
SUPPLEMENTAL INFORMATION - RECONCILIATION OF NET CASH
PROVIDED BY OPERATING ACTIVITIES TO EBITDA, EBITDA AS DEFINED
FOR THE FISCAL YEARS ENDED		Table 4
SEPTEMBER 30, 2026 AND SEPTEMBER 30, 2025
(Amounts in millions)
(Unaudited)
	Fiscal Years Ended
	September 30, 2026	September 30, 2025
Net cash provided by operating activities	$2,187	$2,038
Adjustments:
Changes in assets and liabilities, net of effects from acquisitions and sales of businesses	647	589
Interest expense-net (1)	1,961	1,534
Income tax provision-current	608	565
Refinancing costs (2)	(28)	(11)
Gain on sale of businesses, net	—	10
Non-cash stock and deferred compensation expense (3)	(158)	(157)
EBITDA	5,217	4,568
Adjustments:
Acquisition transaction and integration-related expenses (4)	101	42
Non-cash stock and deferred compensation expense (3)	158	157
Refinancing costs (2)	28	11
Other, net (5)	59	(18)
EBITDA As Defined	$5,563	$4,760

(1)	Represents interest expense, net of interest income, excluding the amortization of debt issuance costs and premium and discount on debt.

(2)	Represents costs expensed related to debt financing activities, including new issuances, extinguishments, refinancings and amendments to existing agreements.

(3)	Represents the compensation expense recognized under our stock option plans and deferred compensation plans.

(4)
Represents costs incurred to integrate acquired businesses into our operations; facility relocation costs and other acquisition-related costs; transaction and valuation-related costs for acquisitions comprising deal fees, legal, financial and tax due diligence expenses; and amortization expense of inventory step-up recorded in connection with the purchase accounting of acquired businesses.

(5)
Primarily represents foreign currency transaction gains or losses, payroll withholding taxes related to dividend equivalent payments and stock option exercises, non-service related pension costs, deferred compensation payments and other miscellaneous income or expense, such as gain on sale of business.

TRANSDIGM GROUP INCORPORATED
SUPPLEMENTAL INFORMATION - BALANCE SHEET DATA		Table 5
(Amounts in millions)
(Unaudited)
	September 30, 2026	September 30, 2025
Cash and cash equivalents	$2,279	$2,808
Trade accounts receivable—Net	2,054	1,617
Inventories—Net	2,713	2,095
Current portion of long-term debt	147	124
Short-term borrowings—trade receivable securitization facility	873	724
Accounts payable	518	368
Accrued and other current liabilities	1,100	966
Long-term debt	33,743	29,167
Total TD Group stockholders’ deficit	(10,000)	(9,686)

TRANSDIGM GROUP INCORPORATED
SUPPLEMENTAL INFORMATION - RECONCILIATION OF EBITDA,
EBITDA AS DEFINED TO NET INCOME AND REPORTED EARNINGS PER
SHARE TO ADJUSTED EARNINGS PER SHARE GUIDANCE MIDPOINT
FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2027	Table 6
(Amounts in millions, except per share amounts)
(Unaudited)
GUIDANCE MIDPOINT
Fiscal Year Ended September 30, 2027
Net Income	$2,466
Adjustments:
Depreciation and amortization expense	525
Interest expense-net	2,255
Income tax provision	741
EBITDA	5,987
Adjustments:
Acquisition transaction and integration-related expenses (1)	42
Non-cash stock and deferred compensation expense (1)	225
Other, net (1)	16
Gross Adjustments to EBITDA	283
EBITDA As Defined	$6,270
EBITDA As Defined Margin (1)	52.0%

Earnings per share	$42.48
Adjustments to earnings per share:
Inclusion of the dividend equivalent payments	0.95
Acquisition transaction and integration-related expenses	0.83
Non-cash stock and deferred compensation expense	3.05
Other, net	0.20
Adjusted earnings per share	$47.51

Weighted-average shares outstanding	56.7

(1)	Refer to Table 2 above for definitions of Non-GAAP measurement adjustments.